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                                                                  Exhibit 10.1


                                  FIRST AMENDMENT TO
                         FORBEARANCE AND AMENDMENT AGREEMENT


     THIS FIRST AMENDMENT is made as of February 15, 1996 by and among NUCLEAR METALS, INC., a Massachusetts corporation ("Nuclear Metals"), CAROLINA METALS, INC., a Delaware corporation ("Carolina Metals", together with Nuclear Metals, "Borrowers") and STATE STREET BANK AND TRUST COMPANY, an FDIC insured Massachusetts chartered trust company ("Bank").

                                       RECITALS

    A. The Borrowers and Bank are parties to a certain Forbearance and Amendment Agreement ("Forbearance Agreement") dated as of January 11, 1996, as modified by a certain letter agreement dated January 31, 1996. Pursuant to the Forbearance Agreement, among other things, the Bank granted the Borrowers a limited waiver of their defaults under certain loan documents between the parties and modified certain financial covenants set forth in such documents.
    B. The Borrowers have requested the Bank to agree to certain modifications to the Forbearance Agreement.
    C. The Bank has agreed to such modifications, subject to the execution by the Borrowers of this First Amendment.
    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
    1. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Forbearance Agreement.

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    2.   Section 4 of the Forbearance Agreement is amended by (a) replacing
"April 1, 1996" with "May 15, 1996", and (b) replacing the text of clause (a) thereof with "the Borrowers and Palmetto Federal Savings Bank of South Carolina ("Palmetto") have not executed an amendment to the Subordination and Intercreditor Agreement by and among the Bank, Palmetto and the Borrowers dated as of November 29, 1995 which relates to Palmetto's secured $500,000 loan ("Palmetto Loan") to CMI, which amendment shall be in form and substance satisfactory to the Bank".
    3. Section 7 of the Forbearance Agreement is amended by (a) replacing "protected" with "perfected" in clause (b) thereof, and (b) replacing "March 15, 1996" and "March 16, 1996" in clause (d) thereof with "April 30, 1996" and "May 1, 1996", respectively.
    4. The text of Section 11 of the Forbearance Agreement is replaced with the following language:

         "Notwithstanding anything to the contrary contained in the Line of Credit Agreement, as amended hereby, and without limiting the demand nature of the "Line of Credit" (as defined therein), upon the earlier to occur of the first installment payment by BAROD in respect of the BAROD Sale and March 29, 1996, Nuclear Metals shall repay all outstanding Line of Credit Advances (as defined in the Line of Credit Agreement, as amended hereby), together with all accrued interest thereon and all fees and expenses associated therewith. Upon the earlier to occur of the second installment payment by BAROD in respect of the BAROD Sale and April 30, 1996, Nuclear Metals shall (a) purchase from the Bank a certificate or certificates of deposit in the aggregate amount of $1,000,000, (b) pledge to the Bank a first priority security interest therein to secure the Obligations, together with any and all obligations of the Borrowers to the Bank now existing or hereafter arising, (c) evidence such pledge by dating, executing and delivering to the Bank a Security and Pledge Agreement in the form attached to SCHEDULE I hereto or such other agreement as the Bank requires, and (d) take all other actions

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         requested by the Bank in connection with such pledge, including the delivery to the Bank of a legal opinion from Borrowers' counsel covering, among other things, the perfection of such pledge.".

    5. Section 12 of the Forbearance Agreement is amended by replacing the text of clause (c) thereof with "the earlier to occur of the third installment payment by BAROD in respect of the BAROD Sale and June 30, 1996".
    6. Section 17 of the Forbearance Agreement is amended by replacing "February 15, 1996" with "March 5, 1996".
    7. Other than with respect to the Events of Default and defaults described in Section 4 of the Forbearance Agreement, all of the representations and warranties made to the Bank in the Bond Documents and the Loan Documents are true and accurate as of the date hereof (except as the same may relate to an earlier date).
    8. The Borrowers jointly and severally release, remise and forever discharge the Bank in each of its past, present and future officers, directors, stockholders, agents, employees, affiliates, attorneys, successors and assigns of and from any and all claims, obligations, demands, causes of action, counterclaims and defenses of any kind or nature whatsoever (including any claims, counterclaims or defenses based on so-called lender liability), which either or both of the Borrowers now has against the Bank and/or any of its past, present and future officers, directors, stockholders, agents, employees, affiliates, attorneys, successors and assigns, or ever had from the beginning of the world to the date hereof.
    9. Nuclear Metals agrees to the transfer of the Warrant to SSB Investments, Inc.

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    10.  This First Amendment may be executed in two or more counterparts, each of which shall be deemed one original, but all of which together constitute one and the same instrument.
    11.  The Bank waives the obligations of the Borrowers pursuant to Section
1.09 of the Credit Agreement to pay audit and review fees and expenses which have accrued through the date hereof.
    12. This First Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.
    IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as a sealed instrument as of the first date above written.

                                  NUCLEAR METALS, INC.


                                  By: /s/ James Spiezio
                                     ----------------------
                                     Name:  James Spiezio
                                     Title:  VP of Finance

                                  CAROLINA METALS, INC.


                                  By: /s/ James Spiezio
                                     ----------------------
                                     Name:  James Spiezio
                                     Title:  VP of Finance

                                  STATE STREET BANK AND
                                  TRUST COMPANY


                                  By: /s/ Kenneth J. Nooney
                                     ----------------------
                                     Name:  Kenneth J. Nooney
                                     Title:  Vice President

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